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                                                               Exhibit No. 10.23

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Chrysler Capital Corporation
Linda A Harvey
Assistant General Counsel
Corporate Lending Group
Business Manager


                                                     June 28, 1996


CPI Aerostructures, Inc.
200A Executive Drive
Edgewood, New York 11717

Ladies and Gentlemen:

         Reference is made to the Loan Agreement (the "Loan Agreement") dated as of September 28, 1989 between Consortium of Precision Industries, Inc., now known as CPI Aerostructures, Inc. ("CPI") and Chrysler Capital Corporation ("Chrysler") and all amendments thereto, and all collateral (the "Collateral") and documents executed and delivered in connection therewith (the "Loan Documents").

         Upon repayment by CPI of the outstanding indebtedness owed to Chrysler, plus accrued and unpaid interest, CPI shall have no further obligations to Chrysler under the Loan Documents, and shall be released from all further liability with respect thereto, except as specifically set forth under Section
8.03 of the Loan Agreement. Chrysler shall terminate all of its liens and security interests on any Collateral delivered pursuant to the Loan Documents.

         Upon payment of the outstanding indebtedness, Chrysler shall deliver the original promissory notes (the "Notes") together with the Collateral and terminations and releases (together the "Releases") with respect thereto.

         Chrysler agrees to cooperate with CPI and its attorneys to execute and deliver any additional documentation reasonably requested by CPI to terminate any liens on the Collateral which might be necessitated after the closing.

                                         Very truly yours,

                                         CHRYSLER CAPITAL CORPORATION


                                         By: /s/ Linda A. Harvey
                                             ---------------------------
                                                 Linda A. Harvey